SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2011

PERKINS & MARIE CALLENDER’S INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-131004	62-1254388
(Commission File Number)	(IRS Employer Identification No.)

6075 Poplar Avenue, Suite 800 Memphis, Tennessee	38119-4709
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (800) 877-7375

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.           Entry into a Material Definitive Agreement.

Perkins & Marie Callender’s Inc. (the “Company”) and certain of the Company’s affiliates have entered into the two forbearance agreements discussed below which, by their terms, are each effective April 30, 2011.

The first Forbearance Agreement (the “10% Noteholders Forbearance Agreement”), dated as of May 4, 2011, was entered into by the Company and certain of the Company’s subsidiaries (the “Subsidiary Guarantors”) with the holders of in excess of 75% (the “Principal 10% Noteholders”) of the Company’s $190 million outstanding principal amount of 10% Senior Notes due October 1, 2013 (the “10% Senior Notes”) issued by the Company under an Indenture dated as of September 21, 2005 (as currently in effect, the “10% Notes Indenture”) among the Company (formerly named The Restaurant Company), the Subsidiary Guarantors and The Bank of New York Mellon, as trustee.

Pursuant to the 10% Noteholders Forbearance Agreement, the Principal 10% Noteholders have agreed that, until 5:00 p.m. Eastern time on June 30, 2011 (or, if earlier, the occurrence of a Forbearance Default (as described below)), they will forbear from exercising any and all of their rights and remedies (including enforcement and collection actions) relating to the 10% Notes Indenture in connection with certain defaults and events of defaults under the 10% Notes Indenture that currently exist or are anticipated to arise during the pendency of such forbearance.  The existing defaults and events of defaults relate to the Company’s failure to pay interest accrued on the 10% Senior Notes (which was due on April 1, 2011 and which became an Event of Default under the 10% Notes Indenture after a 30-day grace period), and the Company’s failure to furnish certain financial and other information (including information that would have been contained in the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 26, 2010) as required under the 10% Notes Indenture.  The anticipated defaults and events of default relate to the Company’s anticipated failure to furnish certain additional financial and other information (including the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 27, 2011) that may be required under the 10% Notes Indenture during the pendency of such forbearance.

A Forbearance Default includes (i) a failure to execute a restructuring support agreement acceptable to the Principal 10% Noteholders for the financial restructuring of the Company and the Subsidiary Guarantors, (ii) the occurrence of an Event of Default under (and as defined in) the 10% Notes Indenture (other than the existing and anticipated defaults and events of default referenced in the 10% Noteholders Forbearance Agreement), (iii) the commencement of a voluntary bankruptcy proceeding by the Company or a Subsidiary Guarantor, (iv) the failure by the Company or a Subsidiary Guarantor to timely comply with the 10% Noteholders Forbearance Agreement (subject to a limited cure period, in certain instances), (v) any misrepresentation by the Company or a Subsidiary Guarantor in the 10% Noteholders Forbearance Agreement, (vi) a default by the Company or a Subsidiary Guarantor under certain other agreements with the Principal 10% Noteholders or their advisors, (vii) termination of the Credit Agreement Forbearance Agreement discussed below, and (viii) acceptance by the Company or a Subsidiary Guarantor of a term sheet, or the entry into a commitment letter or definitive documentation, for certain types of financings and financial restructurings that, in general, are not acceptable to the Principal 10% Noteholders.

The second Forbearance Agreement (the “Credit Agreement Forbearance Agreement”), dated as of May 9, 2011, was entered into by the Company, the Subsidiary Guarantors and the Company’s parent, Perkins & Marie Callender’s Holding Inc. (“Holding”), with the lenders (the “Lenders”) and Wells Fargo Capital Finance, LLC (formerly named Wells Fargo Foothill, LLC), as Administrative Agent, under the Credit Agreement dated as of September 24, 2008 (as currently in effect, the “Credit Agreement”), among those same parties.  Subject to the satisfaction of the conditions contained in the Credit Agreement, the Company has been entitled to borrow and re-borrow from time to time revolving loans up to $26.0 million aggregate principal amount outstanding at any one time (subject to certain potential mandatory prepayments from the proceeds of certain asset sales, borrowings and equity issuances) until the Credit Agreement’s presently scheduled February 28, 2013 maturity date.  The Company’s ability to continue to borrow and re-borrow under the Credit Agreement during the forbearance period established under the Credit Agreement Forbearance Agreement would be subject to the sole discretion of the Administrative Agent and the Lenders.

Pursuant to the Credit Agreement Forbearance Agreement, the Administrative Agent and the Lenders have agreed that, until 5:00 p.m. Eastern time on June 30, 2011 (or, if earlier, the occurrence of certain termination events described below), they will forebear from exercising any and all of their rights and remedies (including enforcement, collection and foreclosure actions) relating to the Credit Agreement in connection with certain defaults and events of default under the Credit Agreement that currently exist or are anticipated to arise during the forbearance period.  The existing and anticipated defaults and events of default relate to the same matters described above relating to the 10% Notes Indenture (and corresponding defaults and events of default relating to the Company’s Indenture, dated as of September 24, 2008 (as currently in effect, the “14% Notes Indenture”), with Holding, the Subsidiary Guarantors, and The Bank of New York Mellon, as trustee, including the Company’s anticipated failure to timely pay interest due on May 31, 2011 under the 14% Notes Indenture), as well as the Company’s existing or anticipated failure to furnish certain financial and other information as required under the Credit Agreement.

The scheduled forbearance period under the Credit Agreement Forbearance Agreement would terminate earlier, upon (a) the breach of the Credit Agreement Forbearance Agreement by the Company, Holding or any Subsidiary Guarantor, (b) the occurrence of an Event of Default under (and as defined in) the Credit Agreement (other than the existing and anticipated defaults and events of default referenced in the Credit Agreement Forbearance Agreement), or (c) the holders of the 10% Senior Notes, or the holders of the Company’s 14% Senior Secured Notes due May 31, 2013 issued under the 14% Notes Indenture, directing the trustee under their respective Indentures to the accelerate payment of the respective notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERKINS & MARIE CALLENDER’S INC.

	By:	/s/ Fred T. Grant, Jr.
Date: May 10, 2011		Fred T. Grant, Jr.
Chief Financial Officer

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